QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5

[CLIFFORD CHANCE US LLP LETTERHEAD]

March 30, 2004

iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, New York 10036

Dear Sirs:

        We have acted as counsel to iStar Financial Inc. ("iStar Financial") in connection with a registration statement under the Securities Act of 1933, as amended (the "Registration Statement") relating to possible offerings from time to time by iStar Financial of: (1) its common stock, par value $0.001 per share ("Common Stock"); (2) its preferred stock, par value $0.001 per share ("Preferred Stock"); (3) its depositary shares representing shares of Preferred Stock ("Depositary Shares"); (4) its debt securities (which may be issued in one or more series) to be issued under an Indenture (the "Indenture") dated as of February 5, 2001 between the Company and State Street Bank and Trust Company, N.A. and supplemental indentures executed as contemplated by the Indenture ("Debt Securities"); and (5) warrants entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities ("Warrants") (collectively, the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants are the "Securities") at initial offering prices which will not exceed in total $1,750,000,000.

        Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

          1.     When the Board of Directors of iStar Financial authorizes the issuance of authorized but unissued Common Stock and in accordance with that authorization that Common Stock (a) is sold for at least its par value as contemplated in the Registration Statement, or (b) is issued on exercise of a right to convert Debt Securities or Preferred Stock, or on exercise of Warrants, which are sold for more than the par value of the Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

          2.     When the Board of Directors of iStar Financial authorizes the creation and sale of one or more series of Preferred Stock in accordance with the provisions of iStar Financial's Amended and Restated Charter relating to the issuance of Preferred Stock and in accordance with that authorization that Preferred Stock is (a) sold for at least its par value as contemplated in the Registration Statement, or (b) issued on conversion of Debt Securities or other series of Preferred Stock, or on exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that Preferred Stock will be legally issued, fully paid and non-assessable.

          3.     When the Board of Directors of iStar Financial authorizes the creation and sale of Depositary Shares representing interests in shares of particular series of Preferred Stock and in accordance with that authorization those Depositary Shares are (a) sold for at least the par value of the Preferred Stock as contemplated in the Registration Statement, or (b) issued on conversion of Debt Securities or other series of Preferred Stock, or exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated by the Registration Statement, those Depositary Shares will be legally issued, fully paid and non-assessable.

          4.     When the Board of Directors of iStar Financial authorizes the creation of one or more series of Debt Securities and in accordance with that authorization and with the Indenture those Debt Securities are (a) sold as contemplated in the Registration Statement, or (b) sold upon exercise of Warrants which are issued as contemplated in the Registration Statement, if the interest on those Debt Securities is not at a rate which violates applicable law, those Debt Securities will constitute valid and legally binding obligations of iStar Financial.

          5.     When the Board of Directors of iStar Financial authorizes the issuance of Warrants which provide for the issuance of Securities upon payment of consideration equal at least to the par value of the Securities being issued, if applicable, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Warrants are issued as contemplated in the Registration Statement, those Warrants will constitute valid and legally binding obligations of iStar Financial.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

Very truly yours,
/s/ Clifford Chance US LLP

QuickLinks

  EXHIBIT 5